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[MERITAS LAW FIRMS WORLDWIDE LETTERHEAD APPEARS HERE]

                                                                    302-429-4202
                                                         vproctor@bayardfirm.com

                                 April 11, 2002

CERBCO, Inc.
3421 Pennsy Drive
Landover, MD  20785

         Re:      Registration Statement on Form S-4
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to CERBCO, Inc., a Delaware corporation ("CERBCO" or the "Registrant"), to furnish this opinion to you in connection with the proposed recapitalization of the Registrant, the related merger of the Registrant with its wholly owned subsidiary, CERBCO Recapitalization Subsidiary, Inc., a Delaware corporation ("CERBCO Sub"), the issuance of up to 1,562,956 post-recapitalization shares of the common stock, par value $0.05 per share, and of up to 733,545 post-recapitalization shares of the Class B common stock, par value $0.05 per share, of the Registrant (such shares of common stock and Class B common stock being referred to collectively herein as the "Shares") in connection with the foregoing, and related transactions (collectively, the "Recapitalization Transaction") as described in and contemplated by that certain Registration Statement on Form S-4 (File No. 333-82814) filed on February 14, 2002 (as the same may be amended from time to time, the "Registration Statement"), by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinion set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

         1.   the Registration Statement;

         2. the Certificate of Incorporation and Bylaws, as amended, of the Registrant, as currently in effect;



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CERBCO, Inc.
April 11, 2002
Page 2



         3. that certain Amended and Restated Recapitalization Agreement and Plan of Merger dated as of March 25, 2002, by and between the Registrant and CERBCO Sub (the "Recapitalization Agreement");

         4. a certificate of the Delaware Secretary of State of a recent date respecting the incorporation and good standing of the Registrant as of such date;

         5. certain resolutions of the Board of Directors of the Registrant relating to the Recapitalization Transaction and the Registration Statement (the "Resolutions"); and

         6. a certificate of officers of the Registrant as to certain factual matters relevant to the opinion rendered hereby.

In rendering this opinion, we have not reviewed any other documents or independently established or verified any facts. Instead, we have assumed the truth and accuracy of, and have relied upon, factual statements contained in the documents that we have reviewed, including, without limitation, the Registration Statement and the representations and warranties contained in the Recapitalization Agreement.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Registrant, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. All capitalized terms used herein, other than those expressly defined herein, are intended to have the respective meanings set forth in the Registration Statement.

         Based upon the foregoing, subject thereto and in reliance thereon, we are of the opinion that the Shares have been duly authorized and, at such time as (i) the Registration Statement has been declared effective by the Commission;
(ii) the Recapitalization Transaction has been consummated in accordance with the terms of the Recapitalization Agreement and as contemplated by the Registration Statement; and (iii) the Shares have been issued and delivered against payment therefor in accordance with the terms of the Recapitalization Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

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CERBCO, Inc.
April 11, 2002
Page 3



         This opinion is based solely upon the application of the Delaware General Corporation Law ("DGCL"), the pertinent provisions of the Delaware Constitution, and reported judicial decisions interpreting such laws to the matters set forth herein. We have not been requested to and do not opine as to the applicability of the laws of any other jurisdiction, including the Federal laws of the United States of America. This opinion is an interpretation of the DGCL as of the date hereof, and we assume no obligation to revise or supplement it for any reason, including the occurrence of any future amendments to the DGCL or future decisional law interpreting the relevant provisions of the DGCL.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

         The opinion expressed herein is an interpretation of the DGCL as of the date hereof, and we assume no obligation to revise or supplement it. You may rely upon the foregoing opinion as of the date hereof in connection with the Recapitalization Transaction. This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon in any other manner without, in each instance, our prior written consent.

                                           Very truly yours,

                                           /s/ The Bayard Firm

VRP/slh
File No. 20767-13